     Exhibit 5.1



                     TROOP MEISINGER STEUBER & PASICH, LLP
                    (FORMERLY HILL WYNNE TROOP & MEISINGER)
                                    LAWYERS


                                 May 24, 1996



Dycam Inc.
9414 Eton Avenue
Chatsworth, California 91311

Gentlemen:

          At your request, we have examined the Registration Statement on Form S-3 (the "Registration Statement") filed by Dycam Inc., a Delaware corporation
(the "Company"), with the Securities and Exchange Commission on May 24, 1996, in order to register under the Securities Act of 1933, as amended, 204,169 shares of Common Stock of the Company (the "Shares").

          We are of the opinion that the Shares have been duly authorized and are legally and validly issued, fully paid and non-assessable.

          We consent to the use of this opinion as an Exhibit to the Registration Statement and to use of our name in the prospectus constituting a part thereof.


                                  Respectfully submitted,

                                  /s/ Troop Meisinger Steuber & Pasich, LLP

                                  TROOP MEISINGER STEUBER & PASICH, LLP


                                     II-5